Exhibit 25.05

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                                 FORM T-1

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                         STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                 CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   CHECK IF AN APPLICATION TO DETERMINE
                   ELIGIBILITY OF A TRUSTEE PURSUANT TO
                     SECTION 305(b)(2)           |__|



                           THE BANK OF NEW YORK
           (Exact name of trustee as specified in its charter)


New York                                               13-5160382
(State of incorporation                                (I.R.S. employer
if not a U.S. national bank)                           identification no.)

48 Wall Street, New York, N.Y.                         10286
(Address of principal executive offices)               (Zip code)



                       ENTERGY ARKANSAS CAPITAL II
           (Exact name of obligor as specified in its charter)

Delaware                                               To be applied for
(State or other jurisdiction of                        (I.R.S. employer
incorporation or organization)                         identification no.)

c/o Entergy Arkansas, Inc.
425 West Capitol Avenue
Little Rock, Arkansas                                  72201
(Address of principal executive offices)               (Zip code)

                          ______________________

                           Preferred Securities
                   (Title of the indenture securities)

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

1. General information. Furnish the following information as to the Trustee:

          (a)      Name and address of each examining or
          supervising authority to which it is subject.

Name                                      Address

Superintendent of Banks of the State of      2 Rector Street, New York,
   New York                                  N.Y.  10006, and
                                             Albany, N.Y. 12203

Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                             N.Y.  10045

Federal Deposit Insurance Corporation        Washington, D.C. 20429

New York Clearing House Association          New York, New York

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

          1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

          4.       A copy of the existing By-laws of the Trustee.
          (Exhibit 4 to Form T-1 filed with Registration Statement
          No. 33-31019.)

          6.       The consent of the Trustee required by Section
          321(b) of the Act.  (Exhibit 6 to Form T-1 filed with
          Registration Statement No. 33-44051.)

          7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   NOTE

     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to
Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


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                                SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 24th day of May, 1996.


                                        THE BANK OF NEW YORK



                                        By:     /S/NANCY B. GILL
                                            Name:  NANCY B. GILL
                                            Title: ASSISTANT TREASURER

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                  Consolidated Report of Condition of
                      THE BANK OF NEW YORK

            of 48 Wall Street, New York, N.Y. 10286
             And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                               Dollar Amounts
ASSETS                                           in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................            $ 4,500,312
  Interest-bearing balances ..........                643,938
Securities:
  Held-to-maturity securities ........                806,221
  Available-for-sale securities ......              2,036,768
Federal funds sold and securities
  purchased under agreements to resell
  in domestic offices of the bank:
Federal funds sold ...................              4,166,720
Securities purchased under agreements
  to resell...........................                 50,413
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................27,068,535
  LESS: Allowance for loan and
    lease losses ..............520,024
  LESS: Allocated transfer risk
    reserve......................1,000
    Loans and leases, net of unearned
    income and allowance, and reserve              26,547,511
Assets held in trading accounts ......                758,462
Premises and fixed assets (including
  capitalized leases) ................                615,330
Other real estate owned ..............                 63,769
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                223,174
Customers' liability to this bank on
  acceptances outstanding ............                900,795
Intangible assets ....................                212,220
Other assets .........................              1,186,274
Total assets .........................            $42,711,907

LIABILITIES
Deposits:
  In domestic offices ................            $21,248,127
  Noninterest-bearing .......9,172,079
  Interest-bearing .........12,076,048
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...              9,535,088
  Noninterest-bearing ..........64,417
   Interest-bearing ......... 9,470,671
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............              2,095,668
  Securities sold under agreements
    to repurchase ....................                 69,212
Demand notes issued to the U.S.
  Treasury ...........................                107,340
Trading liabilities ..................                615,718
Other borrowed money:
  With original maturity of one year
    or less ..........................              1,638,744
  With original maturity of more than
    one year .........................                120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                909,527
Subordinated notes and debentures ....              1,047,860
Other liabilities ....................              1,836,573
Total liabilities ....................             39,224,720

EQUITY CAPITAL
Common stock ........................                 942,284
Surplus .............................                 525,666
Undivided profits and capital
  reserves ..........................               1,995,316
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                  29,668
Cumulative foreign currency transla-
  tion adjustments ..................             (    5,747)
Total equity capital ................               3,487,187
Total liabilities and equity
  capital ...........................              $42,711,907


    I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                            Robert E. Keilman

    We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


   J. Carter Bacot
   Thomas A. Renyi          Directors
   Alan R. Griffith